Exhibit 99.1

Cotelligent Names Harlan Kleiman to Board of Directors

Strong mix of public company financing and entrepreneurial success in the media sector enhances Company’s future in Narrowcasting

Irvine California—May 13, 2004 Cotelligent, Inc., (OTCBB-CGZT), announced today the appointment of Harlan P. Kleiman to the Company’s Board of Directors. With this appointment, Mr. Kleiman brings to Cotelligent and its new operating subsidiary Watchit Media, Inc. an extensive background in financing public companies through periods of transition and transformation in the technology, telecommunications and media markets.

For the past 15 years Mr. Kleiman has been financing growth companies in a variety of technology markets. In January 2004, he joined the Board of Directors and became Senior Managing Director of the investment bank C.E. Unterberg, Towbin.

“Harlan Kleiman has a significant track record in two areas vital to our future. His high profile in investment banking and his experience financing public companies undergoing change and dynamic growth is ideally suited to helping us execute our expansion plans,” said James Lavelle, Chairman and CEO of Cotelligent. “Add to that, as one of the entrepreneurs who helped shape the face of pay television, cable television and home video, he will provide important perspective as we continue our growth momentum in Watchit Media, Inc., our narrowcasting subsidiary.”

In 1992, Mr. Kleiman founded Shoreline Pacific, LLC. to address what he saw as an unfulfilled funding requirement for growing public companies. Since its founding, Shoreline Pacific, LLC raised over $1.8 billion using PIPES or related financing structures and he is considered one of the leading authorities on PIPES in the United States. His book, PIPES: The CEO’s Guide to Successful Private Investments in Public Equities is among the best selling business books.

For 20 years prior to Shoreline Pacific, LLC, Mr. Kleiman designed and implemented financing and business strategies for new communication technologies principally in television and home video. He founded The Kleiman Company in 1979, one of the earliest packagers of pay television programming in the United States. Earlier, he was Vice President for programming at Home Box Office where he developed and negotiated the initial feature film package with the major US film studios; Senior Vice President Cable Division of Warner Communications; and Chairman / Chief Executive Officer of Filmstar, Inc. arranging financing for television and feature film projects with foreign corporations, overseas funds and commercial and merchant banking.

About Cotelligent, Inc.

Cotelligent, Inc. (www.cotelligent.com) creates customized business solutions that enhance existing applications, integrate disparate systems and extend our clients’ current environment with mobile and Web technologies. Cotelligent develops solutions on a proven foundation of reusable design components and patterns that give clients greater flexibility and agility for future requirements. We create solutions that precisely fit each of our client’s needs and improve productivity with the shortest possible implementation time. Our exclusive architecture, consultative and collaborative approach has helped our clients reduce costs and implementation time by as much as 50%. Cotelligent’s clients include automotive, distribution and consumer package goods industry leaders.

About Watchit Media, Inc.

Watchit Media, Inc. is a leader in developing and delivering high-impact dynamic digital communication through private video networks that entertain, inform, educate and influence its audience. Over the past 10 years Watchit has become one of the premier narrowcasting firms in the gaming and hospitality markets in the US. Watchit Media’s approach to applying sound technology as a foundation to offering its customers a highly reliable, cost-effective, powerful visual experience differentiates Watchit in the narrowcasting market. In addition, Watchit’s easy-to-use, Web-based advertising / media development application allows users and customers to create, manage, update and schedule their own advertising in real-time then drive the content directly to their private network.

Contact:

Company Contact:

Cecilia Weiss

Marketing Communications

Cotelligent, Inc.

(949) 823-1658

cweiss@cotelligent.com